Exhibit 23.1


      CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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Telenetics Corporation
Lake Forest, California


      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 1999, except as to Note 14, which is as of April 15, 1999, relating to the financial statements of Telenetics Corporation appearing in the Company's Transition Report on Form 10-KSB for the nine months ended December 31, 1998.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                             /S/ BDO SEIDMAN, LLP



Orange County, California
November 23, 1999